Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 19, 2009, except for Note 14 to the financial statements, as to which the date is January 14, 2010, relating to the financial statements and financial statement schedule, which appears in QuinStreet, Inc.’s Prospectus filed on February 11, 2010 pursuant to Rule 424(b) under the Securities Act of 1933, relating to the Company’s Registration Statement No. 333-163228 on Form S-1.
/s/ PricewaterhouseCoopers LLP
San Jose, California
March 17, 2010